The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying prospectus and prospectus supplement do not constitute an offer to sell the Auto-Callable Trigger PLUS and we are not soliciting an offer to buy the Auto-Callable Trigger PLUS in any state where the offer or sale is not permitted.

Subject to Completion. Dated April 15, 2026

April 2026 Registration Statement No. 333-287303 Pricing Supplement dated April , 2026 Filed pursuant to Rule 424(b)(2)

STRUCTURED INVESTMENTS

Opportunities in U.S. Equities

Auto-Callable Dual Directional Trigger PLUS Based on the Performance of the Common Stock of Blackstone Inc. due May 3, 2028

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Unlike conventional debt securities, the Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM (the “Auto-Callable Trigger PLUS”) will pay no interest and do not guarantee the return of the full principal amount at maturity. Instead, if the closing price of the underlier on the call observation date is greater than or equal to the initial underlier value, the Auto-Callable Trigger PLUS will be automatically redeemed for a cash payment of at least $1,243.00 per Auto-Callable Trigger PLUS, or at least 124.30% of the stated principal amount. If the Auto-Callable Trigger PLUS are not redeemed prior to maturity and the final underlier value is greater than the initial underlier value, at maturity investors will receive the stated principal amount plus the leveraged upside performance of the underlier. If the Auto-Callable Trigger PLUS are not redeemed prior to maturity and the final underlier value is less than or equal to the initial underlier value but greater than or equal to the trigger value, which is equal to 70% of the initial underlier value, at maturity investors will receive the stated principal amount plus an unleveraged positive return equal to the absolute value of the percentage decline of the underlier from the initial underlier value. Because the trigger value is 30% less than the initial underlier value, any positive return in the event that the final underlier value is less than the initial underlier value is limited to 30%. However, if the Auto-Callable Trigger PLUS are not redeemed prior to maturity and the final underlier value is less than the trigger value, at maturity investors will lose 1% of the stated principal amount for every 1% that the final underlier value is less than the initial underlier value. Under these circumstances, the amount investors receive will be less than 70% of the stated principal amount and could be zero. The Auto-Callable Trigger PLUS are for investors who seek an equity-based return and who are willing and able to risk their principal and forgo current income in exchange for the upside leverage feature, which applies only if the final underlier value is greater than the initial underlier value, and the absolute value return feature, which applies only if the final underlier value is less than the initial underlier value and greater than or equal to the trigger value, in each case subject to automatic early redemption. Investors may lose their entire initial investment in the Auto-Callable Trigger PLUS. The Auto-Callable Trigger PLUS are unsecured and unsubordinated debt obligations of Barclays Bank PLC. Any payment on the Auto-Callable Trigger PLUS, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power (as described on page 5 of this document) by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the Auto-Callable Trigger PLUS. See “Risk Factors” and “Consent to U.K. Bail-in Power” in this document and “Risk Factors” in the accompanying prospectus supplement.

SUMMARY TERMS*
Issuer:	Barclays Bank PLC
Reference asset:	Blackstone Inc. common stock (Bloomberg ticker symbol “BX UN<Equity>”) (the “underlier”)
Aggregate principal amount:	$
Stated principal amount:	$1,000 per Auto-Callable Trigger PLUS
Pricing date†:	April 30, 2026
Original issue date:	May 5, 2026
Call observation date†:	May 7, 2027
Call settlement date†:	May 12, 2027
Valuation date†:	April 28, 2028
Maturity date†:	May 3, 2028
Interest:	None
Automatic early redemption:	If, on the call observation date, the closing price of the underlier is greater than or equal to the initial underlier value, the Auto-Callable Trigger PLUS will be automatically redeemed for the early redemption payment on the call settlement date. No further payments will be made on the Auto-Callable Trigger PLUS after they have been redeemed.
Early redemption payment:	At least $1,243.00 per Auto-Callable Trigger PLUS (at least 124.30% of the stated principal amount). The actual early redemption payment will be determined on the pricing date.
Payment at maturity:

If the Auto-Callable Trigger PLUS are not redeemed prior to maturity, you will receive on the maturity date a cash payment per Auto-Callable Trigger PLUS determined as follows:

• If the final underlier value is greater than the initial underlier value:

$1,000 + leveraged upside payment

• If the final underlier value is less than or equal to the initial underlier value but greater than or equal to the trigger value:

$1,000 + ($1,000 × absolute value return)

In this scenario, you will receive a positive 1% return on the Auto-Callable Trigger PLUS for each 1% decrease of the underlier. In no event will this amount exceed the stated principal amount plus $300.00.

• If the final underlier value is less than the trigger value:

$1,000 × underlier performance factor

This amount will be less than the stated principal amount of $1,000 and will represent a loss of more than 30%, and possibly all, of an investor’s initial investment. Investors may lose their entire initial investment in the Auto-Callable Trigger PLUS. Any payment on the Auto-Callable Trigger PLUS, including any repayment of principal, is not guaranteed by any third party and is subject to (a) the creditworthiness of Barclays Bank PLC and (b) the risk of exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority.

U.K. Bail-in Power acknowledgment:	Notwithstanding and to the exclusion of any other term of the Auto-Callable Trigger PLUS or any other agreements, arrangements or understandings between Barclays Bank PLC and any holder or beneficial owner of the Auto-Callable Trigger PLUS (or the trustee on behalf of the holders of the Auto-Callable Trigger PLUS), by acquiring the Auto-Callable Trigger PLUS, each holder or beneficial owner of the Auto-Callable Trigger PLUS acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority. See “Consent to U.K. Bail-in Power” on page 5 of this document.
Leveraged upside payment:	$1,000 × upside leverage factor × underlier return
Upside leverage factor:	150%. The upside leverage factor applies only if the Auto-Callable Trigger PLUS are not redeemed and the final underlier value is greater than the initial underlier value.
Trigger value:	$ , which is 70% of the initial underlier value (rounded to two decimal places)
(terms continued on the next page)
Commissions and initial issue price:	Initial issue price(1)	Price to public(1)	Agent’s commissions	Proceeds to issuer
Per Auto-Callable Trigger PLUS	$1,000	$1,000	$20.00(2) $5.00(3)	$975.00
Total	$	$	$	$
(1)	Our estimated value of the Auto-Callable Trigger PLUS on the pricing date, based on our internal pricing models, is expected to be between $902.80 and $947.80 per Auto-Callable Trigger PLUS. The estimated value is expected to be less than the initial issue price of the Auto-Callable Trigger PLUS. See “Additional Information Regarding Our Estimated Value of the Auto-Callable Trigger PLUS” on page 4 of this document.

(2)	Morgan Stanley Wealth Management and its financial advisors will collectively receive from the agent, Barclays Capital Inc., a fixed sales commission of $20.00 for each Auto-Callable Trigger PLUS they sell. See “Supplemental Plan of Distribution” in this document.

(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $5.00 for each Auto-Callable Trigger PLUS.

One or more of our affiliates may purchase up to 15% of the aggregate principal amount of the Auto-Callable Trigger PLUS and hold such Auto-Callable Trigger PLUS for investment for a period of at least 30 days. Accordingly, the total principal amount of the Auto-Callable Trigger PLUS may include a portion that was not purchased by investors on the original issue date. Any unsold portion held by our affiliate(s) may affect the supply of Auto-Callable Trigger PLUS available for secondary trading and, therefore, could adversely affect the price of the Auto-Callable Trigger PLUS in the secondary market. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests.

Investing in the Auto-Callable Trigger PLUS involves risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page 15 of this document and beginning on page S-9 of the prospectus supplement. You should read this document together with the related prospectus and prospectus supplement, each of which can be accessed via the hyperlinks below, before you make an investment decision.

The Auto-Callable Trigger PLUS will not be listed on any U.S. securities exchange or quotation system. Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Auto-Callable Trigger PLUS or determined that this document is truthful or complete. Any representation to the contrary is a criminal offense.

The Auto-Callable Trigger PLUS constitute our unsecured and unsubordinated obligations. The Auto-Callable Trigger PLUS are not deposit liabilities of Barclays Bank PLC and are not covered by the U.K. Financial Services Compensation Scheme or insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency or deposit insurance agency of the United States, the United Kingdom or any other jurisdiction.

Prospectus dated May 15, 2025	Prospectus Supplement dated May 15, 2025

Auto-Callable Dual Directional Trigger PLUS Based on the Performance of the Common Stock of Blackstone Inc. due May 3, 2028

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Terms continued from previous page:
Underlier return:	(final underlier value – initial underlier value) / initial underlier value
Absolute value return:	The absolute value of the underlier return. For example, a -5% underlier return will result in a +5% absolute value return.
Underlier performance factor:	final underlier value / initial underlier value
Initial underlier value:	$ , which is the closing price of the underlier on the pricing date
Final underlier value:	The closing price of the underlier on the valuation date
Closing price:	Closing price has the meaning set forth under “Reference Assets—Equity Securities—Special Calculation Provisions” in the prospectus supplement.
Calculation agent:	Barclays Bank PLC
Additional terms:	Terms used in this document, but not defined herein, will have the meanings ascribed to them in the prospectus supplement.
CUSIP / ISIN:	06749GL96 / US06749GL968
Listing:	The Auto-Callable Trigger PLUS will not be listed on any securities exchange.
Selected dealer:	Morgan Stanley Wealth Management (“MSWM”)

*	The underlier and the terms of the Auto-Callable Trigger PLUS are subject to adjustment by the calculation agent and the maturity date may be accelerated, in each case under certain circumstances as set forth in the accompanying prospectus supplement. See “Risk Factors—Risks Relating to the Underlier” below.
†	Subject to postponement in certain circumstances, as described under “Reference Assets—Equity Securities—Market Disruption Events for Securities with an Equity Security as a Reference Asset” and “Terms of the Notes—Payment Dates” in the accompanying prospectus supplement

Barclays Capital Inc.

April 2026	Page 2

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Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Terms of the Auto-Callable Trigger PLUS

You should read this document together with the prospectus dated May 15, 2025, as supplemented by the prospectus supplement dated May 15, 2025 relating to our Global Medium-Term Notes, Series A, of which the Auto-Callable Trigger PLUS are a part. This document, together with the documents listed below, contains the terms of the Auto-Callable Trigger PLUS and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth under “Risk Factors” in the prospectus supplement and “Risk Factors” in this document, as the Auto-Callable Trigger PLUS involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Auto-Callable Trigger PLUS.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

▪	Prospectus dated May 15, 2025: http://www.sec.gov/Archives/edgar/data/312070/000119312525120720/d925982d424b2.htm

▪	Prospectus supplement dated May 15, 2025: http://www.sec.gov/Archives/edgar/data/312070/000095010325006051/dp228678_424b2-prosupp.htm

Our SEC file number is 1-10257 and our Central Index Key, or CIK, on the SEC website is 0000312070. As used in this document, “we,” “us” and “our” refer to Barclays Bank PLC.

In connection with this offering, Morgan Stanley Wealth Management is acting in its capacity as a selected dealer.

April 2026	Page 3

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Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Information Regarding Our Estimated Value of the Auto-Callable Trigger PLUS

Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates and our internal funding rates. Our internal funding rates (which are our internally published borrowing rates based on variables, such as market benchmarks, our appetite for borrowing and our existing obligations coming to maturity) may vary from the levels at which our benchmark debt securities trade in the secondary market. Our estimated value on the pricing date is based on our internal funding rates. Our estimated value of the Auto-Callable Trigger PLUS might be lower if such valuation were based on the levels at which our benchmark debt securities trade in the secondary market.

Our estimated value of the Auto-Callable Trigger PLUS on the pricing date is expected to be less than the initial issue price of the Auto-Callable Trigger PLUS. The difference between the initial issue price of the Auto-Callable Trigger PLUS and our estimated value of the Auto-Callable Trigger PLUS is expected to result from several factors, including any sales commissions expected to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Auto-Callable Trigger PLUS, the estimated cost that we may incur in hedging our obligations under the Auto-Callable Trigger PLUS, and estimated development and other costs that we may incur in connection with the Auto-Callable Trigger PLUS. These other costs will include a fee paid to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering.

Our estimated value on the pricing date is not a prediction of the price at which the Auto-Callable Trigger PLUS may trade in the secondary market, nor will it be the price at which Barclays Capital Inc. may buy or sell the Auto-Callable Trigger PLUS in the secondary market. Subject to normal market and funding conditions, Barclays Capital Inc. or another affiliate of ours intends to offer to purchase the Auto-Callable Trigger PLUS in the secondary market but it is not obligated to do so.

Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the Auto-Callable Trigger PLUS in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value on the pricing date for a temporary period expected to be approximately 40 days after the initial issue date of the Auto-Callable Trigger PLUS because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the Auto-Callable Trigger PLUS and other costs in connection with the Auto-Callable Trigger PLUS that we will no longer expect to incur over the term of the Auto-Callable Trigger PLUS. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, which may include the tenor of the Auto-Callable Trigger PLUS and/or any agreement we may have with the distributors of the Auto-Callable Trigger PLUS. The amount of our estimated costs that we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the initial issue date of the Auto-Callable Trigger PLUS based on changes in market conditions and other factors that cannot be predicted.

We urge you to read “Risk Factors” beginning on page 15 of this document.

You may revoke your offer to purchase the Auto-Callable Trigger PLUS at any time prior to the pricing date. We reserve the right to change the terms of, or reject any offer to purchase, the Auto-Callable Trigger PLUS prior to their pricing date. In the event of any changes to the terms of the Auto-Callable Trigger PLUS, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

April 2026	Page 4

Auto-Callable Dual Directional Trigger PLUS Based on the Performance of the Common Stock of Blackstone Inc. due May 3, 2028

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Consent to U.K. Bail-in Power

Notwithstanding and to the exclusion of any other term of the Auto-Callable Trigger PLUS or any other agreements, arrangements or understandings between us and any holder or beneficial owner of the Auto-Callable Trigger PLUS (or the trustee on behalf of the holders of the Auto-Callable Trigger PLUS), by acquiring the Auto-Callable Trigger PLUS, each holder or beneficial owner of the Auto-Callable Trigger PLUS acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority.

Under the U.K. Banking Act 2009, as amended, the relevant U.K. resolution authority may exercise a U.K. Bail-in Power in circumstances in which the relevant U.K. resolution authority is satisfied that the resolution conditions are met. These conditions include that a U.K. bank or investment firm is failing or is likely to fail to satisfy the Financial Services and Markets Act 2000 (the “FSMA”) threshold conditions for authorization to carry on certain regulated activities (within the meaning of section 55B FSMA) or, in the case of a U.K. banking group company that is a European Economic Area (“EEA”) or third country institution or investment firm, that the relevant EEA or third country relevant authority is satisfied that the resolution conditions are met in respect of that entity.

The U.K. Bail-in Power includes any write-down, conversion, transfer, modification and/or suspension power, which allows for (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, or any other amounts payable on, the Auto-Callable Trigger PLUS; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, or any other amounts payable on, the Auto-Callable Trigger PLUS into shares or other securities or other obligations of Barclays Bank PLC or another person (and the issue to, or conferral on, the holder or beneficial owner of the Auto-Callable Trigger PLUS of such shares, securities or obligations); (iii) the cancellation of the Auto-Callable Trigger PLUS and/or (iv) the amendment or alteration of the maturity of the Auto-Callable Trigger PLUS, or the amendment of the amount of interest or any other amounts due on the Auto-Callable Trigger PLUS, or the dates on which interest or any other amounts become payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the Auto-Callable Trigger PLUS solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. Each holder and beneficial owner of the Auto-Callable Trigger PLUS further acknowledges and agrees that the rights of the holders or beneficial owners of the Auto-Callable Trigger PLUS are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. For the avoidance of doubt, this consent and acknowledgment is not a waiver of any rights holders or beneficial owners of the Auto-Callable Trigger PLUS may have at law if and to the extent that any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority in breach of laws applicable in England.

For more information, please see “Risk Factors—Risks Relating to the Issuer—You may lose some or all of your investment if any U.K. bail-in power is exercised by the relevant U.K. resolution authority” in this document as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail, including the exercise by the relevant U.K. resolution authority of a variety of statutory resolution powers, could materially adversely affect the value of any securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

April 2026	Page 5

Auto-Callable Dual Directional Trigger PLUS Based on the Performance of the Common Stock of Blackstone Inc. due May 3, 2028

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

The Auto-Callable Dual Directional Trigger PLUS Based on the Performance of the Common Stock of Blackstone Inc. due May 3, 2028 (the “Auto-Callable Trigger PLUS”) can be used:

▪	To provide an opportunity to earn the early redemption payment, which is an amount equal to at least $1,243.00 per Auto-Callable Trigger PLUS, or at least 124.30% of the stated principal amount, if the closing price of the underlier on the call observation date is greater than or equal to the initial underlier value. The actual early redemption payment will be determined on the pricing date.

▪	As an alternative to direct exposure to the underlier that, if the Auto-Callable Trigger PLUS are not redeemed prior to maturity, enhances returns for any positive performance of the underlier

▪	If the Auto-Callable Trigger PLUS are not redeemed prior to maturity, to enhance returns and outperform the underlier in a bullish scenario

▪	If the Auto-Callable Trigger PLUS are not redeemed prior to maturity, to achieve similar levels of upside exposure to the underlier as a direct investment, while using fewer dollars by taking advantage of the upside leverage factor

▪	If the Auto-Callable Trigger PLUS are not redeemed prior to maturity, to provide an unleveraged positive return in the event of a decline of the underlier from the pricing date to the valuation date, but only if the final underlier value is greater than or equal to the trigger value

If the final underlier value is less than the trigger value, the Auto-Callable Trigger PLUS are exposed on a 1:1 basis to the negative performance of the underlier.

Maturity:	Approximately two years (unless redeemed earlier)
Early redemption payment:	At least $1,243.00 per Auto-Callable Trigger PLUS (at least 124.30% of the stated principal amount). The actual early redemption payment will be determined on the pricing date.
Upside leverage factor:	150% (applicable only if the Auto-Callable Trigger PLUS are not redeemed prior to maturity and the final underlier value is greater than the initial underlier value)
Trigger value:	70% of the initial underlier value
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the Auto-Callable Trigger PLUS.
Interest:	None

Key Investment Rationale

The Auto-Callable Trigger PLUS are for investors who seek an equity-based return and who are willing and able to risk their principal and forgo current income in exchange for the upside leverage feature, which applies only if the final underlier value is greater than the initial underlier value, and the absolute value return feature, which applies only if the final underlier value is less than the initial underlier value and greater than or equal to the trigger value, in each case subject to automatic early redemption. Investors may lose their entire initial investment in the Auto-Callable Trigger PLUS.

Automatic Early Redemption Feature	On the call observation date, if the closing price of the underlier is greater than or equal to the initial underlier value, the Auto-Callable Trigger PLUS will be automatically redeemed for an amount per Auto-Callable Trigger PLUS equal to the early redemption payment. No further payments will be made on the Auto-Callable Trigger PLUS after they have been redeemed. In addition, if the Auto-Callable Trigger PLUS are redeemed prior to maturity, you will not benefit from the leverage feature that applies to the payment at maturity if the final underlier value is greater than the initial underlier value. Moreover, the early redemption payment may be significantly less than the payment at maturity you would receive for the same level of appreciation of the underlier had the Auto-Callable Trigger PLUS not been automatically redeemed and instead remained outstanding until maturity.

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Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Leveraged Upside Performance	If the Auto-Callable Trigger PLUS are not redeemed prior to maturity, the Auto-Callable Trigger PLUS offer investors an opportunity to capture enhanced returns for any positive performance of the underlier relative to a direct investment in the underlier.
Absolute Return Feature	If the Auto-Callable Trigger PLUS are not redeemed prior to maturity, the Auto-Callable Trigger PLUS offer investors the potential for an unleveraged positive return at maturity if the final underlier value is less than the initial underlier value but greater than or equal to the trigger value.
Upside Scenario if the Underlier Appreciates	The Auto-Callable Trigger PLUS are not redeemed prior to maturity and the final underlier value is greater than the initial underlier value. In this case, at maturity, the Auto-Callable Trigger PLUS pay the stated principal amount of $1,000 plus a return equal to 150% of the underlier return.
Absolute Return Scenario	The Auto-Callable Trigger PLUS are not redeemed prior to maturity and the final underlier value is less than or equal to the initial underlier value but greater than or equal to the trigger value. In this case, at maturity, the Auto-Callable Trigger PLUS pay a positive 1% return for each 1% decrease of the underlier. For example, if the final underlier value is 5% less than the initial underlier value, the Auto-Callable Trigger PLUS will provide a total positive return of 5% at maturity. Because the trigger value is 30% less than the initial underlier value, any positive return in the event that the final underlier value is less than the initial underlier value is limited to 30%.
Downside Scenario	The Auto-Callable Trigger PLUS are not redeemed prior to maturity and the final underlier value is less than the trigger value. In this case, at maturity, the Auto-Callable Trigger PLUS pay less than 70% of the stated principal amount and the percentage loss of the stated principal amount will be equal to the percentage decrease from the initial underlier value to the final underlier value. For example, if the final underlier value is 55% less than the initial underlier value, the Auto-Callable Trigger PLUS will pay $450.00 per Auto-Callable Trigger PLUS, or 45% of the stated principal amount, for a loss of 55% of the stated principal amount. There is no minimum payment at maturity on the Auto-Callable Trigger PLUS. Accordingly, investors could lose their entire investment in the Auto-Callable Trigger PLUS.

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Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Selected Purchase Considerations

The Auto-Callable Trigger PLUS are not appropriate for all investors. The Auto-Callable Trigger PLUS may be an appropriate investment for you if all of the following statements are true:

▪	You do not seek an investment that produces periodic interest or coupon payments or other sources of current income.

▪	You seek the potential for a fixed return equal to the early redemption payment if the closing price of the underlier on the call observation date is greater than or equal to the initial underlier value, or anticipate that the final underlier value will be greater than the initial underlier value or less than the initial underlier value but greater than or equal to the trigger value, and you are willing and able to accept the risk that, if the final underlier value is less than the trigger value, you will lose a significant portion, and possibly all, of the stated principal amount of the Auto-Callable Trigger PLUS.

▪	You are willing and able to accept the risk that, if the Auto-Callable Trigger PLUS are redeemed prior to maturity, you will not benefit from the leverage feature that applies to the payment at maturity if the final underlier value is greater than the initial underlier value.

▪	You are willing and able to accept the risk that, if the Auto-Callable Trigger PLUS are redeemed prior to maturity, the early redemption payment may be significantly less than the payment at maturity you would receive for the same level of appreciation of the underlier had the Auto-Callable Trigger PLUS not been automatically redeemed and instead remained outstanding until maturity.

▪	You are willing and able to accept that the absolute return feature applies only if the underlier does not decrease from the initial underlier value by more than 30%, that any positive return in the event that the final underlier value is less than the initial underlier value is limited to 30% and that any decline in the final underlier value from the initial underlier value by more than 30% will result in a loss, rather than a positive return, on the Auto-Callable Trigger PLUS.

▪	You are willing and able to accept the risks associated with an investment linked to the performance of the underlier, as explained in more detail in the “Risk Factors” section of this document.

▪	You understand and accept that you will not be entitled to receive dividends or distributions that may be paid to holders of the underlier, nor will you have any voting rights with respect to the underlier.

▪	You do not seek an investment for which there will be an active secondary market and you are willing and able to hold the Auto-Callable Trigger PLUS to maturity if the Auto-Callable Trigger PLUS are not automatically redeemed.

▪	You are willing and able to assume our credit risk for all payments on the Auto-Callable Trigger PLUS.

▪	You are willing and able to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.

The Auto-Callable Trigger PLUS may not be an appropriate investment for you if any of the following statements are true:

▪	You seek an investment that produces periodic interest or coupon payments or other sources of current income.

▪	You seek an investment that provides for the full repayment of principal at maturity.

▪	You anticipate that the closing price of the underlier will be less than the initial underlier value on the call observation date or that the final underlier value will be less than the trigger value, or you are unwilling or unable to accept the risk that, if it is, you will lose a significant portion, and possibly all, of the stated principal amount of the Auto-Callable Trigger PLUS.

▪	You are unwilling or unable to accept the risk that, if the Auto-Callable Trigger PLUS are redeemed prior to maturity, you will not benefit from the leverage feature that applies to the payment at maturity if the final underlier value is greater than the initial underlier value.

▪	You are unwilling or unable to accept the risk that, if the Auto-Callable Trigger PLUS are redeemed prior to maturity, the early redemption payment may be significantly less than the payment at maturity you would receive for the same level of appreciation of the underlier had the Auto-Callable Trigger PLUS not been automatically redeemed and instead remained outstanding until maturity.

▪	You are unwilling or unable to accept that the absolute return feature applies only if the underlier does not decrease from the initial underlier value by more than 30%, that any positive return in the event that the final underlier value is less than the initial underlier value is limited to 30% or that any decline in the final underlier value from the initial underlier value by more than 30% will result in a loss, rather than a positive return, on the Auto-Callable Trigger PLUS.

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▪	You are unwilling or unable to accept the risks associated with an investment linked to the performance of the underlier, as explained in more detail in the “Risk Factors” section of this document.

▪	You seek an investment that entitles you to dividends or distributions on, or voting rights related to, the underlier.

▪	You are unwilling or unable to accept the risk that the Auto-Callable Trigger PLUS may be automatically redeemed prior to scheduled maturity.

▪	You seek an investment for which there will be an active secondary market and/or you are unwilling or unable to hold the Auto-Callable Trigger PLUS to maturity if the Auto-Callable Trigger PLUS are not automatically redeemed.

▪	You are unwilling or unable to assume our credit risk for all payments on the Auto-Callable Trigger PLUS.

▪	You are unwilling or unable to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.

You must rely on your own evaluation of the merits of an investment in the Auto-Callable Trigger PLUS. You should reach a decision whether to invest in the Auto-Callable Trigger PLUS after carefully considering, with your advisors, the appropriateness of the Auto-Callable Trigger PLUS in light of your investment objectives and the specific information set forth in this document, the prospectus and the prospectus supplement. Neither the issuer nor Barclays Capital Inc. makes any recommendation as to the appropriateness of the Auto-Callable Trigger PLUS for investment.

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How the Auto-Callable Dual Directional Trigger PLUS Work

The following payoff diagrams and scenarios illustrate the payment upon automatic early redemption or at maturity on the Auto-Callable Trigger PLUS based on the following terms:

Stated principal amount:	$1,000 per Auto-Callable Trigger PLUS
Hypothetical early redemption payment:	$1,243.00 per Auto-Callable Trigger PLUS (124.30% of the stated principal amount). The actual early redemption payment will be determined on the pricing date.
Upside leverage factor:	150% (applicable only if the Auto-Callable Trigger PLUS are not redeemed prior to maturity the final underlier value is greater than the initial underlier value)
Trigger value:	70% of the initial underlier value
Minimum payment at maturity:	None. You could lose your entire initial investment in the Auto-Callable Trigger PLUS.

Diagram #1: Call Observation Date

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Diagram #2: Payment at Maturity If No Automatic Early Redemption Occurs

Auto-Callable Dual Directional Trigger PLUS Payoff Diagram If No Automatic Early Redemption Occurs

Scenario Analysis

▪	Automatic Early Redemption Scenario. On the call observation date, if the closing price of the underlier is greater than or equal to the initial underlier value, under the hypothetical terms of the Auto-Callable Trigger PLUS, the Auto-Callable Trigger PLUS will be automatically redeemed for an amount per Auto-Callable Trigger PLUS equal to the early redemption payment of $1,243.00, or 124.30% of the stated principal amount. If the Auto-Callable Trigger PLUS are redeemed prior to maturity, you will not benefit from the leverage feature that applies to the payment at maturity if the final underlier value is greater than the initial underlier value or the absolute value return feature that applies to the payment at maturity if the final underlier value less than the initial underlier value but greater than or equal to the trigger value. Moreover, the early redemption payment may be significantly less than the payment at maturity you would receive for the same level of appreciation of the underlier had the Auto-Callable Trigger PLUS not been automatically redeemed and instead remained outstanding until maturity.

▪	Upside Scenario. If the Auto-Callable Trigger PLUS are not redeemed prior to maturity and the final underlier value is greater than the initial underlier value, at maturity investors will receive the $1,000 stated principal amount plus 150% of the appreciation of the underlier from the initial underlier value to the final underlier value.

▪	For example, if the underlier appreciates by 3%, at maturity investors would receive a 4.50% return, or $1,045.00 per Auto-Callable Trigger PLUS.

▪	Under the hypothetical terms of the Auto-Callable Trigger PLUS, if the underlier appreciates by 30%, investors would receive a 45.00% return, or $1,450.00 per Auto-Callable Trigger PLUS, at maturity. This is significantly more than the early redemption payment the investor would have received if the underlier had appreciated 30% or more as of the call observation date, and, as a result, the Auto-Callable Trigger PLUS were automatically redeemed.

▪	Absolute Return Scenario. If the Auto-Callable Trigger PLUS are not redeemed prior to maturity and the final underlier value is less than or equal to the initial underlier value but greater than or equal to the trigger value, at maturity investors will receive a positive 1% return on the Auto-Callable Trigger PLUS for each 1% decrease of the underlier.

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▪	For example, if the underlier depreciates by 5%, at maturity investors would receive a 5% return, or $1,050.00 per Auto-Callable Trigger PLUS.

▪	Downside Scenario. If the Auto-Callable Trigger PLUS are not redeemed prior to maturity and the final underlier value is less than the trigger value, at maturity investors will receive an amount that is less than 70% of the $1,000 stated principal amount and that will reflect a 1% loss of principal for each 1% decline in the underlier. Investors may lose their entire initial investment in the Auto-Callable Trigger PLUS.

▪	For example, if the underlier depreciates by 50%, investors would lose 50% of their principal and receive only $500.00 per Auto-Callable Trigger PLUS at maturity, or 50% of the stated principal amount.

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If Not Redeemed Prior to Maturity, What Is the Total Return on the Auto-Callable Trigger PLUS at Maturity, Assuming a Range of Performances for the Underlier?

The following table and examples illustrate the hypothetical payment at maturity and hypothetical total return at maturity on the Auto-Callable Trigger PLUS, assuming the Auto-Callable Trigger PLUS are not redeemed prior to maturity. The “total return” as used in this document is the number, expressed as a percentage, that results from comparing the payment at maturity per $1,000 stated principal amount to $1,000.00. The table and examples set forth below assume a hypothetical initial underlier value of $100.00 and a hypothetical trigger value of $70.00 (or 70% of the hypothetical initial underlier value) and reflect the upside leverage factor of 150%. The hypothetical initial underlier value of $100.00 has been chosen for illustrative purposes only and may not represent a likely actual initial underlier value. Please see “Blackstone Inc. Overview” below for recent actual values of the underlier. The actual initial underlier value and trigger value will be determined on the pricing date. Each hypothetical payment at maturity or total return set forth below is for illustrative purposes only and may not be the actual payment at maturity or total return applicable to a purchaser of the Auto-Callable Trigger PLUS. The numbers appearing in the following table and examples have been rounded for ease of analysis. The table and examples below do not take into account any tax consequences from investing in the Auto-Callable Trigger PLUS.

Final Underlier Value	Underlier Return	Underlier Performance Factor	Absolute Value Return	Payment at Maturity	Total Return on Auto-Callable Trigger PLUS
$150.00	50.00%	N/A	N/A	$1,750.00	75.00%
$140.00	40.00%	N/A	N/A	$1,600.00	60.00%
$130.00	30.00%	N/A	N/A	$1,450.00	45.00%
$120.00	20.00%	N/A	N/A	$1,300.00	30.00%
$110.00	10.00%	N/A	N/A	$1,150.00	15.00%
$105.00	5.00%	N/A	N/A	$1,075.00	7.50%
$100.00	0.00%	N/A	0.00%	$1,000.00	0.00%
$95.00	-5.00%	N/A	5.00%	$1,050.00	5.00%
$90.00	-10.00%	N/A	10.00%	$1,100.00	10.00%
$85.00	-15.00%	N/A	15.00%	$1,150.00	15.00%
$80.00	-20.00%	N/A	20.00%	$1,200.00	20.00%
$70.00	-30.00%	N/A	30.00%	$1,300.00	30.00%
$69.99	-30.01%	69.99%	N/A	$699.90	-30.01%
$60.00	-40.00%	60.00%	N/A	$600.00	-40.00%
$50.00	-50.00%	50.00%	N/A	$500.00	-50.00%
$40.00	-60.00%	40.00%	N/A	$400.00	-60.00%
$30.00	-70.00%	30.00%	N/A	$300.00	-70.00%
$20.00	-80.00%	20.00%	N/A	$200.00	-80.00%
$10.00	-90.00%	10.00%	N/A	$100.00	-90.00%
$0.00	-100.00%	0.00%	N/A	$0.00	-100.00%

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Hypothetical Examples of Amount Payable at Maturity

The following examples illustrate how the payment at maturity and total return in different hypothetical scenarios are calculated.

Example 1: The Auto-Callable Trigger PLUS are not redeemed prior to maturity and the value of the underlier increases from the initial underlier value of $100.00 to a final underlier value of $105.00.

Because the final underlier value is greater than the initial underlier value, the payment at maturity is calculated as follows:

$1,000 + leveraged upside payment

= $1,000 + ($1,000 × upside leverage factor × underlier return)

First, calculate the underlier return:

underlier return = (final underlier value – initial underlier value) / initial underlier value = ($105.00 – $100.00) / $100.00 = 5.00%

Next, calculate the leveraged upside payment:

leveraged upside payment = $1,000 × upside leverage factor × underlier return = ($1,000 × 150% × 5.00%) = $75.00

Thus, the payment at maturity is equal to $1,075.00 per Auto-Callable Trigger PLUS, representing a total return of 7.50% on the Auto-Callable Trigger PLUS.

Example 2: The Auto-Callable Trigger PLUS are not redeemed prior to maturity and the value of the underlier decreases from the initial underlier value of $100.00 to a final underlier value of $90.00.

Because the final underlier value is less than or equal to the initial underlier value but greater than or equal to the trigger value, the payment at maturity is calculated as follows:

$1,000 + ($1,000 × absolute value return)

First, calculate the underlier return:

underlier return = (final underlier value – initial underlier value) / initial underlier value = ($90.00 – $100.00) / $100.00 = -10.00%

Next, calculate the payment at maturity. Because the absolute value of the underlier return of -10.00% is +10.00%, the payment at maturity is equal to:

$1,000 + ($1,000 × 10.00%) = $1,100.00

The total return on the Auto-Callable Trigger PLUS is 10.00%.

Example 3: The Auto-Callable Trigger PLUS are not redeemed prior to maturity and the value of the underlier decreases from the initial underlier value of $100.00 to a final underlier value of $50.00.

Because the final underlier value is less than the trigger value, the payment at maturity is equal to $500.00 per Auto-Callable Trigger PLUS, calculated as follows:

($1,000 × underlier performance factor)

= $1,000 × (final underlier value / initial underlier value)

= $1,000 × ($50.00 / $100.00) = $500.00

The total return on the Auto-Callable Trigger PLUS is -50.00%.

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Risk Factors

An investment in the Auto-Callable Trigger PLUS involves significant risks. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Auto-Callable Trigger PLUS. Investing in the Auto-Callable Trigger PLUS is not equivalent to investing directly in the underlier. Some of the risks that apply to an investment in the Auto-Callable Trigger PLUS are summarized below, but we urge you to read the more detailed explanation of risks relating to the Auto-Callable Trigger PLUS generally in the “Risk Factors” section of the prospectus supplement. You should not purchase the Auto-Callable Trigger PLUS unless you understand and can bear the risks of investing in the Auto-Callable Trigger PLUS.

Risks Relating to the Auto-Callable Trigger PLUS Generally

▪	The Auto-Callable Trigger PLUS do not pay interest or guarantee the return of any principal. The terms of the Auto-Callable Trigger PLUS differ from those of ordinary debt securities in that the Auto-Callable Trigger PLUS do not pay interest or guarantee the return of any of the stated principal amount at maturity. Instead, if the Auto-Callable Trigger PLUS are not redeemed prior to maturity and the final underlier value is less than the trigger value, which is 70% of the initial underlier value, the payment at maturity will be an amount in cash that is less than the $1,000 stated principal amount of each Auto-Callable Trigger PLUS by a percentage equal to the percentage decrease from the initial underlier value to the final underlier value. There is no minimum payment at maturity on the Auto-Callable Trigger PLUS and, accordingly, if the Auto-Callable Trigger PLUS are not redeemed prior to maturity, you could lose your entire initial investment in the Auto-Callable Trigger PLUS.

▪	If the Auto-Callable Trigger PLUS are redeemed following the call observation date, the appreciation potential of the Auto-Callable Trigger PLUS is limited to the early redemption payment. If the closing price of the underlier on the call observation date is greater than or equal to the initial underlier value, the Auto-Callable Trigger PLUS will be automatically redeemed. In this scenario, the appreciation potential of the Auto-Callable Trigger PLUS is limited to the early redemption payment of at least $1,243.00 per Auto-Callable Trigger PLUS (at least 124.30% of the stated principal amount) regardless of the actual appreciation of the underlier, and no further payments will be made on the Auto-Callable Trigger PLUS once they have been redeemed. The actual early redemption payment will be determined on the pricing date. In addition, if the Auto-Callable Trigger PLUS are redeemed prior to maturity, you will not benefit from the leverage feature that applies to the payment at maturity if the final underlier value is greater than the initial underlier value or the absolute value return feature that applies to the payment at maturity if the final underlier value is less than the initial underlier value but greater than or equal to the trigger value. Moreover, the early redemption payment may be significantly less than the payment at maturity you would receive for the same level of appreciation of the underlier had the Auto-Callable Trigger PLUS not been automatically redeemed and instead remained outstanding until maturity.

▪	Your potential for a positive return from depreciation of the underlier is limited. The absolute value return feature applies only if the final underlier value is less than the initial underlier value but greater than or equal to the trigger value, which is equal to 70% of the initial underlier value. Thus, any return potential of the Auto-Callable Trigger PLUS in the event that the final underlier value is less than the initial underlier value is limited to 30%. Any decline in the final underlier value from the initial underlier value by more than 30% will result in a loss, rather than a positive return, on the Auto-Callable Trigger PLUS.

▪	Any payment on the Auto-Callable Trigger PLUS will be determined based on the closing prices of the underlier on the dates specified. Any payment on the Auto-Callable Trigger PLUS will be determined based on the closing prices of the underlier on the dates specified. You will not benefit from any more favorable value of the underlier determined at any other time.

▪	Owning the Auto-Callable Trigger PLUS is not equivalent to owning the underlier. The return on your Auto-Callable Trigger PLUS may not reflect the return you would realize if you actually owned the underlier. As a holder of the Auto-Callable Trigger PLUS, you will not have voting rights, rights to receive dividends or other distributions or any other rights with respect to the underlier.

▪	Early redemption risk. The term of your investment in the Auto-Callable Trigger PLUS may be limited to as short as approximately one year by the automatic early redemption feature of the Auto-Callable Trigger PLUS. If the Auto-Callable Trigger PLUS are redeemed prior to maturity, you will receive no further payments and may be forced to reinvest in a lower interest rate environment. There is no guarantee that you would be able to reinvest the proceeds from an investment in the Auto-Callable Trigger PLUS in a comparable investment with a similar level of risk in the event the Auto-Callable Trigger PLUS are redeemed prior to the maturity date. In addition, if the Auto-Callable Trigger PLUS are redeemed prior to maturity, you will not benefit from the leverage feature that applies to the payment at maturity if the final underlier value is greater than the initial underlier value or the absolute value return feature that applies to the payment at maturity if the final underlier value is less than the initial underlier value but greater than or equal to the trigger value. Moreover, the early redemption payment may be significantly less than the payment at maturity you would receive for the same level of appreciation of the underlier had the Auto-Callable Trigger PLUS not been automatically redeemed and instead remained outstanding until maturity.

▪	The U.S. federal income tax consequences of an investment in the Auto-Callable Trigger PLUS are uncertain. There is no direct legal authority regarding the proper U.S. federal income tax treatment of the Auto-Callable Trigger PLUS, and we do not plan

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to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the Auto-Callable Trigger PLUS are uncertain, and the IRS or a court might not agree with the treatment of the Auto-Callable Trigger PLUS as prepaid forward contracts, as described below under “Additional provisions—Tax considerations.” If the IRS were successful in asserting an alternative treatment for the Auto-Callable Trigger PLUS, the tax consequences of the ownership and disposition of the Auto-Callable Trigger PLUS could be materially and adversely affected.

In addition, in 2007 the Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Auto-Callable Trigger PLUS, possibly with retroactive effect. You should review carefully the sections of the accompanying prospectus supplement entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward Contracts” and, if you are a non-U.S. holder, “—Tax Consequences to Non-U.S. Holders,” and consult your tax advisor regarding the U.S. federal tax consequences of an investment in the Auto-Callable Trigger PLUS (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Issuer

▪	Credit of issuer. The Auto-Callable Trigger PLUS are unsecured and unsubordinated debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Auto-Callable Trigger PLUS, including any repayment of principal, is subject to the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party. As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the Auto-Callable Trigger PLUS and, in the event Barclays Bank PLC were to default on its obligations, you might not receive any amount owed to you under the terms of the Auto-Callable Trigger PLUS.

▪	You may lose some or all of your investment if any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority. Notwithstanding and to the exclusion of any other term of the Auto-Callable Trigger PLUS or any other agreements, arrangements or understandings between Barclays Bank PLC and any holder or beneficial owner of the Auto-Callable Trigger PLUS (or the trustee on behalf of the holders of the Auto-Callable Trigger PLUS), by acquiring the Auto-Callable Trigger PLUS, each holder or beneficial owner of the Auto-Callable Trigger PLUS acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority as set forth under “Consent to U.K. Bail-in Power” in this document. Accordingly, any U.K. Bail-in Power may be exercised in such a manner as to result in you and other holders and beneficial owners of the Auto-Callable Trigger PLUS losing all or a part of the value of your investment in the Auto-Callable Trigger PLUS or receiving a different security from the Auto-Callable Trigger PLUS, which may be worth significantly less than the Auto-Callable Trigger PLUS and which may have significantly fewer protections than those typically afforded to debt securities. Moreover, the relevant U.K. resolution authority may exercise the U.K. Bail-in Power without providing any advance notice to, or requiring the consent of, the holders and beneficial owners of the Auto-Callable Trigger PLUS. The exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the Auto-Callable Trigger PLUS will not be a default or an Event of Default (as each term is defined in the senior debt securities indenture) and the trustee will not be liable for any action that the trustee takes, or abstains from taking, in either case, in accordance with the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the Auto-Callable Trigger PLUS. See “Consent to U.K. Bail-in Power” in this document as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail, including the exercise by the relevant U.K. resolution authority of a variety of statutory resolution powers, could materially adversely affect the value of any securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

Risks Relating to the Underlier

▪	No affiliation with the issuer of the underlier. The issuer of the underlier is not an affiliate of ours, is not involved with this offering in any way, and has no obligation to consider your interests in taking any corporate actions that might affect the value of the Auto-Callable Trigger PLUS. We have not made any due diligence inquiry with respect to the issuer of the underlier in connection with this offering.

▪	Single equity risk. The price of the underlier can rise or fall sharply due to factors specific to the underlier and its issuer, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. We urge you to review financial and other information filed periodically with the SEC by the issuer of the underlier.

▪	Anti-dilution protection is limited, and the calculation agent has discretion to make anti-dilution adjustments. The calculation agent may in its sole discretion make adjustments affecting the amounts payable on the Auto-Callable Trigger PLUS

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upon the occurrence of certain corporate events (such as stock splits or extraordinary or special dividends) that the calculation agent determines have a diluting or concentrative effect on the theoretical value of the underlier. However, the calculation agent might not make such adjustments in response to all events that could affect the underlier. The occurrence of any such event and any adjustment made by the calculation agent (or a determination by the calculation agent not to make any adjustment) may adversely affect the market price of, and any amounts payable on, the Auto-Callable Trigger PLUS. See “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as a Reference Asset” in the accompanying prospectus supplement.

▪	Reorganization or other events could adversely affect the value of the Auto-Callable Trigger PLUS or result in the Auto-Callable Trigger PLUS being accelerated. Upon the occurrence of certain reorganization events or a nationalization, expropriation, liquidation, bankruptcy, insolvency or de-listing of the underlier, the calculation agent may replace the underlier with shares of another company identified as described in the prospectus supplement or, in some cases, with shares, cash or other assets distributed to holders of the underlier upon the occurrence of that event. In the alternative, the calculation agent may accelerate the maturity date for a payment determined by the calculation agent or may make other changes to the terms of the Auto-Callable Trigger PLUS to account for the occurrence of that event. Any decision by the calculation agent to replace the underlier, to accelerate the Auto-Callable Trigger PLUS or to otherwise adjust the terms of the Auto-Callable Trigger PLUS could adversely affect the value of, and any amount payable on, the Auto-Callable Trigger PLUS, perhaps significantly, and could result in a significantly lower return on the Auto-Callable Trigger PLUS than if the calculation agent had made a different decision. See “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as a Reference Asset” in the accompanying prospectus supplement.

▪	Governmental legislative or regulatory actions, such as sanctions, could adversely affect your investment in the Auto-Callable Trigger PLUS. Governmental legislative or regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the Auto-Callable Trigger PLUS or the underlier, or engaging in transactions in them, and any such action could adversely affect the value of the underlier. These legislative or regulatory actions could result in restrictions on the Auto-Callable Trigger PLUS or the de-listing of the underlier. You may lose a significant portion or all of your initial investment in the Auto-Callable Trigger PLUS if the underlier is de-listed or if you are forced to divest the Auto-Callable Trigger PLUS due to government mandates, especially if such de-listing occurs or such divestment must be made at a time when the value of the Auto-Callable Trigger PLUS has declined. See “—Reorganization or other events could adversely affect the value of the Auto-Callable Trigger PLUS or result in the Auto-Callable Trigger PLUS being accelerated” above.

▪	We may accelerate the Auto-Callable Trigger PLUS if a change-in-law event occurs. Upon the occurrence of legal or regulatory changes that may, among other things, prohibit or otherwise materially restrict persons from holding the Auto-Callable Trigger PLUS or the underlier, or engaging in transactions in them, the calculation agent may determine that a change-in-law event has occurred and accelerate the maturity date for a payment determined by the calculation agent in its sole discretion. Any amount payable upon acceleration could be significantly less than any amount that would be due on the Auto-Callable Trigger PLUS if they were not accelerated. However, if the calculation agent elects not to accelerate the Auto-Callable Trigger PLUS, the value of, and any amount payable on, the Auto-Callable Trigger PLUS could be adversely affected, perhaps significantly, by the occurrence of those legal or regulatory changes. See “Terms of the Notes—Change-in-Law Events” in the accompanying prospectus supplement.

Risks Relating to Conflicts of Interest

▪	We may engage in business with or involving the issuer of the underlier without regard to your interests. We or our affiliates may presently or from time to time engage in business with the issuer of the underlier without regard to your interests and thus may acquire non-public information about the issuer of the underlier. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to the issuer of the underlier, which may or may not recommend that investors buy or hold the underlier.

▪	Hedging and trading activity by the issuer and its affiliates could potentially adversely affect the value of the Auto-Callable Trigger PLUS. Hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the Auto-Callable Trigger PLUS could adversely affect the value of the underlier and, as a result, could decrease the amount an investor may receive on the Auto-Callable Trigger PLUS at maturity, if any. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial underlier value and, as a result, the trigger value, which is the value at or above which the underlier must close on the valuation date so that the investor does not suffer a loss on their initial investment in the Auto-Callable Trigger PLUS. Additionally, such hedging or trading activities during the term of the Auto-Callable Trigger PLUS, including on the valuation date, could potentially affect the value of the underlier on the valuation date and, accordingly, the amount of cash an investor will receive at maturity, if any.

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▪	We and our affiliates, and any dealer participating in the distribution of the Auto-Callable Trigger PLUS, may engage in various activities or make determinations that could materially affect your Auto-Callable Trigger PLUS in various ways and create conflicts of interest. We and our affiliates play a variety of roles in connection with the issuance of the Auto-Callable Trigger PLUS, as described below. In performing these roles, our and our affiliates’ economic interests are potentially adverse to your interests as an investor in the Auto-Callable Trigger PLUS.

In connection with our normal business activities and in connection with hedging our obligations under the Auto-Callable Trigger PLUS, we and our affiliates make markets in and trade various financial instruments or products for our accounts and for the account of our clients and otherwise provide investment banking and other financial services with respect to these financial instruments and products. These financial instruments and products may include securities, derivative instruments or assets that may relate to the underlier. In any such market making, trading and hedging activity, investment banking and other financial services, we or our affiliates may take positions or take actions that are inconsistent with, or adverse to, the investment objectives of the holders of the Auto-Callable Trigger PLUS. We and our affiliates have no obligation to take the needs of any buyer, seller or holder of the Auto-Callable Trigger PLUS into account in conducting these activities. Such market making, trading and hedging activity, investment banking and other financial services may negatively impact the value of the Auto-Callable Trigger PLUS.

In addition, the role played by Barclays Capital Inc., as the agent for the Auto-Callable Trigger PLUS, could present significant conflicts of interest with the role of Barclays Bank PLC, as issuer of the Auto-Callable Trigger PLUS. For example, Barclays Capital Inc. or its representatives may derive compensation or financial benefit from the distribution of the Auto-Callable Trigger PLUS and such compensation or financial benefit may serve as an incentive to sell the Auto-Callable Trigger PLUS instead of other investments. Furthermore, we and our affiliates establish the offering price of the Auto-Callable Trigger PLUS for initial sale to the public, and the offering price is not based upon any independent verification or valuation.

Furthermore, the selected dealer or its affiliates will have the option to conduct a material portion of the hedging activities for us in connection with the Auto-Callable Trigger PLUS. The selected dealer or its affiliates would expect to realize a projected profit from such hedging activities, and this projected profit would be in addition to any selling concession that the selected dealer realizes for the sale of the Auto-Callable Trigger PLUS to you. This additional projected profit may create a further incentive for the selected dealer to sell the Auto-Callable Trigger PLUS to you.

In addition to the activities described above, we will also act as the calculation agent for the Auto-Callable Trigger PLUS. As calculation agent, we will determine any values of the underlier and make any other determinations necessary to calculate any payments on the Auto-Callable Trigger PLUS. In making these determinations, we may be required to make discretionary judgments, including those described in the accompanying prospectus supplement and under “—Risks Relating to the Underlier” above. In making these discretionary judgments, our economic interests are potentially adverse to your interests as an investor in the Auto-Callable Trigger PLUS, and any of these determinations may adversely affect any payments on the Auto-Callable Trigger PLUS.

Risks Relating to the Estimated Value of the Auto-Callable Trigger PLUS and the Secondary Market

▪	The Auto-Callable Trigger PLUS will not be listed on any securities exchange, and secondary trading may be limited. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to offer to purchase the Auto-Callable Trigger PLUS in the secondary market but are not required to do so and may cease any such market making activities at any time, without notice. Even if a secondary market develops, it may not provide enough liquidity to allow you to trade or sell the Auto-Callable Trigger PLUS easily. Because other dealers are not likely to make a secondary market for the Auto-Callable Trigger PLUS, the price, if any, at which you may be able to trade your Auto-Callable Trigger PLUS is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the Auto-Callable Trigger PLUS. In addition, Barclays Capital Inc. or one or more of our other affiliates may at any time hold an unsold portion of the Auto-Callable Trigger PLUS (as described on the cover page of this document), which may inhibit the development of a secondary market for the Auto-Callable Trigger PLUS. The Auto-Callable Trigger PLUS are not designed to be short-term trading instruments. Accordingly, you should be willing and able to hold your Auto-Callable Trigger PLUS to maturity.

▪	The market price of the Auto-Callable Trigger PLUS will be influenced by many unpredictable factors. Several factors will influence the value of the Auto-Callable Trigger PLUS in the secondary market and the price at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC may be willing to purchase or sell the Auto-Callable Trigger PLUS in the secondary market. Although we expect that generally the value of the underlier on any day will affect the value of the Auto-Callable Trigger PLUS more than any other single factor, other factors that may influence the value of the Auto-Callable Trigger PLUS include:

o	the volatility (frequency and magnitude of changes in value) of the underlier;

o	dividend rates on the underlier;

o	interest and yield rates in the market;

o	time remaining until the Auto-Callable Trigger PLUS mature;

o	supply and demand for the Auto-Callable Trigger PLUS;

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o	geopolitical conditions and economic, financial, political, regulatory and judicial events that affect the underlier and that may affect the final underlier value; and

o	any actual or anticipated changes in our credit ratings or credit spreads.

The value of the underlier may be, and has recently been, volatile, and we can give you no assurance that the volatility will lessen. See “Blackstone Inc. Overview” below. You may receive less, and possibly significantly less, than the stated principal amount if you try to sell your Auto-Callable Trigger PLUS prior to maturity.

▪	The estimated value of your Auto-Callable Trigger PLUS is expected to be lower than the initial issue price of your Auto-Callable Trigger PLUS. The estimated value of your Auto-Callable Trigger PLUS on the pricing date is expected to be lower, and may be significantly lower, than the initial issue price of your Auto-Callable Trigger PLUS. The difference between the initial issue price of your Auto-Callable Trigger PLUS and the estimated value of the Auto-Callable Trigger PLUS is expected as a result of certain factors, such as any sales commissions expected to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Auto-Callable Trigger PLUS, the estimated cost that we may incur in hedging our obligations under the Auto-Callable Trigger PLUS, and estimated development and other costs that we may incur in connection with the Auto-Callable Trigger PLUS. These other costs will include a fee paid to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering.

▪	The estimated value of your Auto-Callable Trigger PLUS might be lower if such estimated value were based on the levels at which our debt securities trade in the secondary market. The estimated value of your Auto-Callable Trigger PLUS on the pricing date is based on a number of variables, including our internal funding rates. Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market. As a result of this difference, the estimated values referenced above might be lower if such estimated values were based on the levels at which our benchmark debt securities trade in the secondary market.

▪	The estimated value of the Auto-Callable Trigger PLUS is based on our internal pricing models, which may prove to be inaccurate and may be different from the pricing models of other financial institutions. The estimated value of your Auto-Callable Trigger PLUS on the pricing date is based on our internal pricing models, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize. These variables and assumptions are not evaluated or verified on an independent basis. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the Auto-Callable Trigger PLUS may not be consistent with those of other financial institutions that may be purchasers or sellers of Auto-Callable Trigger PLUS in the secondary market. As a result, the secondary market price of your Auto-Callable Trigger PLUS may be materially different from the estimated value of the Auto-Callable Trigger PLUS determined by reference to our internal pricing models.

▪	The estimated value of your Auto-Callable Trigger PLUS is not a prediction of the prices at which you may sell your Auto-Callable Trigger PLUS in the secondary market, if any, and such secondary market prices, if any, will likely be lower than the initial issue price of your Auto-Callable Trigger PLUS and may be lower than the estimated value of your Auto-Callable Trigger PLUS. The estimated value of the Auto-Callable Trigger PLUS will not be a prediction of the prices at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the Auto-Callable Trigger PLUS from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your Auto-Callable Trigger PLUS in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the Auto-Callable Trigger PLUS. Further, as secondary market prices of your Auto-Callable Trigger PLUS take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs related to the Auto-Callable Trigger PLUS such as fees, commissions, discounts, and the costs of hedging our obligations under the Auto-Callable Trigger PLUS, secondary market prices of your Auto-Callable Trigger PLUS will likely be lower than the initial issue price of your Auto-Callable Trigger PLUS. As a result, the price at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the Auto-Callable Trigger PLUS from you in secondary market transactions, if any, will likely be lower than the price you paid for your Auto-Callable Trigger PLUS, and any sale prior to the maturity date could result in a substantial loss to you.

▪	The temporary price at which we may initially buy the Auto-Callable Trigger PLUS in the secondary market and the value we may initially use for customer account statements, if we provide any customer account statements at all, may not be indicative of future prices of your Auto-Callable Trigger PLUS. Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the Auto-Callable Trigger PLUS in the secondary market (if Barclays Capital Inc. makes a market in the Auto-Callable Trigger PLUS, which it is not obligated to do) and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value of the Auto-Callable Trigger PLUS on the pricing date, as well as the secondary market value of the Auto-Callable

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Trigger PLUS, for a temporary period after the initial issue date of the Auto-Callable Trigger PLUS. The price at which Barclays Capital Inc. may initially buy or sell the Auto-Callable Trigger PLUS in the secondary market and the value that we may initially use for customer account statements may not be indicative of future prices of your Auto-Callable Trigger PLUS.

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Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Blackstone Inc. Overview

According to publicly available information, Blackstone Inc. (the “Company”) is an alternative asset manager with four business segments: real estate, private equity, credit and insurance and multi-asset investing.

Information filed by the Company with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), can be located by reference to its SEC file number: 001-33551. The Company’s common stock is listed on the New York Stock Exchange under the ticker symbol “BX.”

We urge you to read the following section in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information.” Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information provided to or filed with the SEC by the Company can be located on a website maintained by the SEC at http://www.sec.gov by reference to the Company’s SEC file number provided above.

The summary information above regarding the Company comes from the Company’s SEC filings. You are urged to refer to the SEC filings made by the Company and to other publicly available information (such as the Company’s annual report) to obtain an understanding of the Company’s business and financial prospects. The summary information contained above is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or the accompanying prospectus or prospectus supplement. We have not independently verified the accuracy or completeness of the information contained in outside sources.

The following graph shows the daily closing prices of the underlier for the period specified below. The closing price of the underlier on April 14, 2026 was $126.33. We obtained the closing prices of the underlier from Bloomberg Professional® service, without independent verification. Historical performance of the underlier should not be taken as an indication of future performance. Future performance of the underlier may differ significantly from historical performance, and no assurance can be given as to the closing price of the underlier during the term of the Auto-Callable Trigger PLUS, including on the call observation date or the valuation date. We cannot give you assurance that the performance of the underlier will not result in a loss on your initial investment. The closing prices below may reflect adjustments in response to certain corporate actions, such as stock splits, public offerings, mergers and acquisitions, spin-offs, extraordinary dividends, delistings and bankruptcy.

Blackstone Inc. common stock — daily closing prices* January 4, 2021 to April 14, 2026

* The dotted line indicates a hypothetical trigger value of 70% of the closing price of the underlier on April 14, 2026. The actual trigger value will be equal to 70% of the initial underlier value.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

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Additional Information about the Auto-Callable Trigger PLUS

Please read this information in conjunction with the terms on the cover page of this document.

Additional provisions:
Minimum ticketing size:	$1,000 / 1 Auto-Callable Trigger PLUS
Tax considerations:

You should review carefully the sections in the accompanying prospectus supplement entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward Contracts” and, if you are a non-U.S. holder, “—Tax Consequences to Non-U.S. Holders.” The following discussion, when read in combination with those sections, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the Auto-Callable Trigger PLUS. Moreover, as discussed in the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying prospectus supplement, we have not attempted to ascertain whether any issuer of any shares (or other equity interests) to which a Auto-Callable Trigger PLUS relates is a U.S. real property holding corporation (“USRPHC”) or a passive foreign investment company (“PFIC”). If any such issuer were so treated, certain adverse U.S. federal income tax consequences might apply, to a U.S. holder in the case of a PFIC, or to a non-U.S. holder in the case of a USRPHC. You should consult your tax advisor regarding these issues, including the effect any circumstances specific to you may have on the U.S. federal income tax consequences of your ownership of a Auto-Callable Trigger PLUS.

Based on current market conditions, in the opinion of our special tax counsel, the Auto-Callable Trigger PLUS should be treated for U.S. federal income tax purposes as prepaid forward contracts with respect to the underlier. Assuming this treatment is respected, upon a sale or exchange of the Auto-Callable Trigger PLUS (including redemption upon an automatic call or at maturity), you should recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the Auto-Callable Trigger PLUS, which should equal the amount you paid to acquire the Auto-Callable Trigger PLUS. This gain or loss on your Auto-Callable Trigger PLUS should be treated as long-term capital gain or loss if you hold your Auto-Callable Trigger PLUS for more than a year, whether or not you are an initial purchaser of Auto-Callable Trigger PLUS at the original issue price. However, the IRS or a court may not respect this treatment, in which case the timing and character of any income or loss on the Auto-Callable Trigger PLUS could be materially and adversely affected. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Auto-Callable Trigger PLUS, possibly with retroactive effect. You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the Auto-Callable Trigger PLUS, including possible alternative treatments and the issues presented by this notice.

Treasury regulations under Section 871(m) generally impose a withholding tax on certain “dividend equivalents” under certain “equity linked instruments.” A recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2027 that do not have a “delta of one” with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on our determination that the Auto-Callable Trigger PLUS do not have a “delta of one” within the meaning of the regulations, we expect that these regulations will not apply to the Auto-Callable Trigger PLUS with regard to non-U.S. holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If

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necessary, further information regarding the potential application of Section 871(m) will be provided in the pricing supplement for the Auto-Callable Trigger PLUS. You should consult your tax advisor regarding the potential application of Section 871(m) to the Auto-Callable Trigger PLUS.
Trustee:	The Bank of New York Mellon
Use of proceeds and hedging:

The net proceeds we receive from the sale of the Auto-Callable Trigger PLUS will be used for various corporate purposes as set forth in the prospectus and prospectus supplement and, in part, in connection with hedging our obligations under the Auto-Callable Trigger PLUS through one or more of our subsidiaries.

We, through our subsidiaries or others, hedge our anticipated exposure in connection with the Auto-Callable Trigger PLUS by taking positions in futures and options contracts on the underlier and any other securities or instruments we may wish to use in connection with such hedging. Trading and other transactions by us or our affiliates could affect the value of the underlier, the market value of the Auto-Callable Trigger PLUS or any amounts payable on your Auto-Callable Trigger PLUS. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the prospectus supplement.

ERISA:	See “Benefit Plan Investor Considerations” in the accompanying prospectus supplement.

This document represents a summary of the terms and conditions of the Auto-Callable Trigger PLUS. We encourage you to read the accompanying prospectus and prospectus supplement for this offering, which can be accessed via the hyperlinks on the cover page of this document.

Supplemental Plan of Distribution

Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) and its financial advisors will collectively receive from the agent, Barclays Capital Inc., a fixed sales commission for each Auto-Callable Trigger PLUS they sell, and Morgan Stanley Wealth Management will receive a structuring fee for each Auto-Callable Trigger PLUS, in each case as specified on the cover page of this document.

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